SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2000

Commission	Exact Name of Registrant as	I.R.S. Employer
File Number	Specified in its Charter	Identification No.

1-11607	DTE Energy Company

	(a Michigan corporation)	38-3217752

2000 2nd Avenue

Detroit, Michigan 48226-1279

313-235-4000

1-2198	The Detroit Edison Company

	(a Michigan corporation)	38-0478650

2000 2nd Avenue

Detroit, Michigan 48226-1279

313-235-8000

Item 5. Other Events.

On June 5, 2000, Michigan legislation restructuring the electric utility industry became effective. The Detroit Edison Company (“Detroit Edison”) had been proceeding with the transition to competition and electric choice for customers based upon a series of orders issued by the Michigan Public Service Commission (“MPSC”). The newly-enacted legislation, in the form of two bills, provides Detroit Edison and other similarly situated electric utilities with the right to recover stranded costs through securitization, codifies and establishes a date certain for the MPSC’s existing electric customer choice program, and requires the MPSC to reduce electric residential rates by 5%.

One of the new statutes provides for the recovery through securitization of “qualified costs,” which consist of an electric utility’s regulatory assets plus various costs associated with, or resulting from, the establishment of a competitive electric market and the issuance of securitization bonds. In order to recover its “qualified costs,” Detroit Edison and other similarly situated electric utilities must apply to the MPSC for authority to issue the securitization bonds, which may not exceed 15 years in term. The MPSC is, among other things, required to make findings that recovery of the qualified costs will provide tangible and quantifiable benefits to customers and the proceeds from securitization will be used for the refinancing or retirement of debt or equity. An annual reconciliation is also required by statute. The MPSC is to issue its order within 90 days of the filing of an application. Detroit Edison expects to file an application with the MPSC within 30 days, seeking recovery of its qualified costs.

The legislation also contains provisions preventing rate increases for residential customers through 2005, for small business customers through 2004 and remaining business customers through 2003. Certain costs may be deferred after 2003 and during the period that rate increases are impermissible. This rate cap may be lifted when certain market test provisions are met, namely, an electric utility has no more than 30% of generation capacity in its market, not including capacity needed to meet a utility’s responsibility to serve its customers. Statewide, multi-utility transmission system improvements are also required.

Acting pursuant to one of the new statutes, in an order issued June 5, 2000, the MPSC reduced Detroit Edison’s residential electric rates by 5% and imposed a rate freeze for all classes of customers through 2003. All rate reductions will be funded through securitization savings. The 5% residential rate reduction is expected to reduce Detroit Edison’s current-year revenues by an estimated $38 million until securitization bonds are issued, which is expected to occur by December 31, 2000.

Accounting for the 2000 rate reduction and other regulatory accounting matters related to the legislation will be considered by the MPSC. Detroit Edison is unable to predict the outcome of these matters.

Detroit Edison is a wholly-owned subsidiary of DTE Energy Company.

This Report on Form 8-K contains forward-looking statements. The estimates and expectations set forth herein are subject to the effects of the implementation of electric choice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

DTE ENERGY COMPANY (Registrant)

By: /s/ David E. Meador David E. Meador Senior Vice President – Finance and Treasurer

THE DETROIT EDISON COMPANY (Registrant)

By: /s/ Daniel G. Brudzynski Daniel G. Brudzynski Controller

Date: June 9, 2000

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